Exhibit 16.1

Sam Kan & Company

1151 Harbor Bay Pkwy., Suite 202

Alameda, CA 94502

Phone: 510.517.7874

Fax: 866.848.1224

http://www.skancpa.com

 _____________________________________________________

August 12, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 8, 2013 of Socket Mobile, Inc. and are in agreement with the statements contained therein, except for all of paragraph (b), for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Sam Kan and Company